Exhibit 99.1

Syniverse Announces Third Quarter and Fiscal Year to

Date 2021 Financial Results

- Third Quarter Revenue of $207.9 Million, Up 30% Year-over-Year

- Fiscal Year to Date Revenue of $540 Million, Up 11% Over Prior Year

- Third Quarter Adjusted EBITDA of $60.5 Million, Up 20% Year-over-Year

- Strong 2021 Revenue and Adjusted EBITDA targets

- Conference call at 08:00 ET today

October 8, 2021 07:00 AM Eastern Daylight Standard Time

TAMPA—(BUSINESS WIRE)— Syniverse Holdings, a wholly owned subsidiary of Syniverse Corporation, the “world’s most connected company”TM and the premier global technology provider of mission-critical mobile platforms for carriers and enterprises, announced financial results for the third quarter ended August 31, 2021 and nine months year to date 2021.

“These are exciting times at Syniverse. During the quarter our secular growth from messaging and 5G gained momentum and we entered into a business combination agreement with M3 Brigade Acquisition II Corp. (NYSE: MBAC) that positions us to go public during fiscal Q1. Now is the time for us to reinvest in the growth opportunities presented by both the favorable trends in our industry and our unique technology solutions and skills in order to meet our customers’ evolving needs and drive our business,” commented Andrew Davies, CEO of Syniverse.

Davies continued, “In the third quarter we saw strong revenue trends across both of our businesses. Revenue growth accelerated in our Enterprise business, led by Wholesale A2P messaging and our retail CPaaS services, and our Carrier business saw its second consecutive quarter of revenue growth for continuing products. Going forward, we expect an even greater future contribution from 5G-driven demand by our Carrier customers. Our outlook remains positive.”

Fiscal 2021 Business Outlook

In accordance with a strong outlook for the remainder of the fiscal year, Syniverse expects to exceed its prior full year 2021 revenue target of $678M by approximately 10% and meet its $210M adjusted EBITDA target.

Commercial Highlights

•	Recognized by Kaleido Intelligence as the leading vendor to enable 5G roaming for mobile operators;

•	Launched WhatsApp for businesses on the Syniverse CPaaS Concierge offering;

•	Joined the Adobe accelerator partner program;

•	Reached agreement with Tier One North American Operator to launch Syniverse’s “Evolved Mobility” 3G to VoLTE roaming solution;

•	Signed agreements with a worldwide OEM and an information solution and software company to resell Syniverse’s Private Networks solution suite;

•	Increased customers under contract for Syniverse’s Blockchain-enabled Billing and Clearing Evolution (BCE) solution.

Third Quarter Financial Highlights

•	Revenue grew 30% to $207.9 million during the third quarter of 2021, compared with $160.0 million during the comparable quarter in 2020. This represented our highest quarterly revenue since Q4 2015;

•	Enterprise revenues accounted for 49% of total revenue in the third quarter of 2021 compared to 31% of total revenue during the comparable quarter in 2020.

•	Direct Margin grew 6% to $114.8 million during the third quarter of 2021, compared with $108.3 million during the comparable quarter in 2020;

•	Adjusted EBITDA grew 20% to $60.5 million during the third quarter of 2021, compared with $50.5 million during the comparable quarter in 2020;

•	Free Cash Flow improved $6.6 million to ($4.4 million) during the third quarter of 2021, compared with ($11.1 million) during the comparable quarter in 2020.

Revenues

Revenues increased $47.9 million, or 30%, to $207.9 million for the three months ended August 31, 2021 from $160.0 million for the same period in 2020.

Revenues from Enterprise services increased $52.8 million, or 106%, to $102.6 million for the three months ended August 31, 2021 from $49.8 million for the same period in 2020. Revenues for Global Messaging, which is composed of A2P and Ten digit long code (10 DLC), increased by $50.8 million, or 113%, because of 10 DLC and A2P volume expansion, as well as $22.3 million of incremental message termination fees charged to Syniverse by certain U.S. carriers that are passed through to Syniverse’s customers. Revenues for CPaaS (Communications Platform as a Service) Solutions, which is composed of CPaaS and Messaging as a Platform (MaaP) services, increased by $2.0 million, or 42%, primarily due to volume expansion of CPaaS services as Syniverse relaunched its platform in fiscal 2020.

Revenues from Carrier services decreased $4.9 million, or 4%, to $105.3 million for the three months ended August 31, 2021 from $110.2 million for the same period in 2020. CDMA and Legacy revenues decreased by $7.0 million, to $3.7 million for the three months ended August 31, 2021. Excluding CDMA and Legacy revenues, the increase in Carrier revenues was $2.1 million.

“CDMA and Legacy revenues” refer to revenues for end-of-life products driven by legacy protocols and technologies that are in the stage of sunset and forecasted to decrease substantially as a result.

Direct margin

Direct margin increased $6.5 million or 6% to $114.8 million for the three months ended August 31, 2021 from $108.3 million for the same period in 2020.

Enterprise direct margin increased $17.7 million, or 106%, to $34.5 million for the three months ended August 31, 2021 compared to $16.8 million for the same period in 2020. The increase was attributable to revenue growth in Global Messaging services and higher margin CPaaS Solutions.

Carrier direct margin decreased $11.2 million, or 12% for the three months ended August 31, 2021 to $80.3 million compared to $91.5 million for the same period in 2020. The decrease was attributable primarily to the decline in higher margin Global Network Services revenues.

Please see the table on page 14 for a reconciliation from loss before provision for income taxes to Direct Margin.

Adjusted EBITDA

Adjusted EBITDA increased $10.0 million or 20% to $60.5 million for the three months ended August 31, 2021 from $50.5 million for the same period in 2020. Please see the table on page 13 for a reconciliation from Syniverse’s net loss, the closest GAAP measure, to Adjusted EBITDA.

Free Cash Flow

Free Cash Flow improved by $6.6 million to ($4.4 million) for the three months ended August 31, 2021 from ($11.1) million for the same period in 2020. Net cash provided by operating activities increased $8.3 million to $9.2 million for the three months ended August 31, 2021 from $0.9 million for the same period in 2020. Capex increased by $1.6 million to $13.6 million for the three months ended August 31, 2021 from $12.0 million for the same period in 2020. Please see the table on page 13 for a reconciliation from Syniverse’s net cash provided by operating activities, the closest GAAP measure, to Free Cash Flow.

Nine Month Financial Highlights

•	Revenue grew 11% to $540.0 million during the nine month period of 2021, compared with $485.4 million during the comparable period in 2020;

•	Enterprise revenues accounted for 41% of total revenue during the nine month period of 2021 compared to 31% of total revenue during the comparable period in 2020.

•	Direct Margin fell 5% to $317.7 million during the nine month period of 2021, compared with $333.2 million during the comparable period in 2020;

•	Adjusted EBITDA grew 2% to $156.1 million during the nine month period of 2021, compared with $153.2 million during the comparable period in 2020;

•	Free Cash Flow grew to $8.7 million during the nine month period of 2021, compared with ($14.8) million during the comparable period in 2020.

Revenues

Revenues increased $54.6 million, or 11%, to $540.0 million for the nine months ended August 31, 2021 from $485.4 million for the same period in 2020.

Revenues from Enterprise increased $72.1 million, or 48%, to $222.0 million for the nine months ended August 31, 2021 from $149.9 million for the same period in 2020. Revenues for Global Messaging, which is composed of A2P and 10 DLC, increased by $65.5 million, or 48%, primarily from 10 DLC and A2P volume expansion, as well as from incremental message termination fees charged to Syniverse by certain U.S. carriers that are passed through to Syniverse’s customers. Revenues for CPaaS Solutions, which is composed of CPaaS and MaaP services, increased by $6.6 million, or 50%, primarily due to volume expansion of CPaaS services as Syniverse relaunched its platform in fiscal 2020.

Revenues from Carrier services decreased $17.5 million, or 5%, to $318.1 million for the nine months ended August 31, 2021 from $335.6 million for the same period in 2020. CDMA and Legacy revenues totaling $20.3 million for the nine months ended August 31, 2021 contributed $15.8 million to the revenue decrease over the prior year period. Excluding CDMA and Legacy revenues, the decrease in Carrier revenues was $1.7 million.

“CDMA and Legacy revenues” refer to revenues for end-of-life products driven by legacy protocols and technologies that are in the stage of sunset and forecasted to decrease substantially as a result.

Direct margin

Direct margin decreased $15.5 million or 5% to $317.7 million for the nine months ended August 31, 2021 from $333.2 million for the same period in 2020. The decrease was attributable primarily to mix shift to messaging revenues in Carrier and Enterprise segments from Network and Outsourced Carrier Services related revenues.

Enterprise direct margin for the nine months ended August 31, 2021 increased $24.5 million, or 50% to $73.1 million compared to $48.6 million for the nine months ended August 31, 2020. The increase was attributable to revenue growth in Global Messaging services and higher margin CPaaS Solutions.

Carrier direct margin for the nine months ended August 31, 2021 decreased $40.0 million, or 14%, to $244.7 million compared to $284.6 million for the nine months ended August 31, 2020 primarily as a result of decreases in Global Network Services and Outsourced Carrier Solutions revenues.

Please see the table on page 14 for a reconciliation from loss before provision for income taxes to Direct Margin.

Adjusted EBITDA

Adjusted EBITDA increased $2.9 million or 2% to $156.1 million for the nine months ended August 31, 2021 from $153.2 million for the same period in 2020. Please see the table on page 13 for a reconciliation from Syniverse’s net loss, the closest GAAP measure, to Adjusted EBITDA.

Free Cash Flow

Free Cash Flow increased $23.5 million to $8.7 million for the nine months ended August 31, 2021 from ($14.8) million for the same period in 2020. Net cash provided by operating activities increased $9.9 million or 36% to $37.5 million for the nine months ended August 31, 2021 from $27.6 million for the same period in 2020. Capex decreased by $13.6 million or 32% to $28.8 million for the nine months ended August 31, 2021 from $42.4 million for the same period in 2020. Please see the table on page 13 for a reconciliation from Syniverse’s net cash provided by operating activities, the closest GAAP measure, to Free Cash Flow.

Syniverse defines Free Cash Flow as net cash provided by operating activities minus capital expenditures.

Impact of COVID-19

The COVID-19 pandemic continues to impact roaming volumes, and we expect that it may continue to impact our business. The continued impact of COVID-19 will depend significantly on the duration and potential cyclicality of the health crisis and the related public policy actions, the length and severity of the global economic slowdown and the impacts to our customers over the longer term.

Business Combination Transaction

On August 16, 2021, Syniverse Corporation entered into a merger agreement with M3 Brigade Acquisition II Corp. (“MBAC”). The business combination is expected to close during the fourth quarter of calendar 2021. Upon closing of the transaction, the combined company intends to change its name to Syniverse Technologies Corporation and trade on the NYSE under the ticker symbol “SYNV.”

Conference call

Syniverse’s Management team will hold a conference call to discuss its fiscal Q3 2021 financial and operating results with Investors and Analysts at 08:00 ET today, Friday October 8th.

North American Toll Free +1 833 470 1428

North American Toll/International +1 404 975 4839

Access code: 256249

An audio replay will be available starting at 11:00 ET Monday October 8th by dialing +1 844 385 9377 North American Toll Free or +1 678 216 4250 North American Toll/International and using access code 590362#. A recording will be available in due course on MBAC’s Investor Relations website at https://www.m3-brigade.com/

About Syniverse

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities and network assets have allowed Syniverse to address the changing needs of the mobile ecosystem for over 30 years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

Non-GAAP Financial Measures

In this press release, the Company includes Direct Margin, which is a measure used to evaluate the operating performance of the Company’s segments, and Adjusted EBITDA and Free Cash Flow, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measure contained in this press release to the most directly comparable measure under GAAP. The Company’s management believes Direct Margin, Adjusted EBITDA and Free Cash Flow are useful in evaluating its operating performance and is similar to measures reported by publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Direct Margin, Adjusted EBITDA and Free Cash Flow are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

The Company defines and calculates Direct Margin as Revenues less direct variable costs of operations (“Direct Costs”). These Direct Costs include Message Termination (MT) fees, revenue share fees, variable data processing costs, and off-network database query charges. The Company defines and calculates Adjusted EBITDA as net loss before net Other expense, Provision for (or benefit from) income taxes, Depreciation and amortization expense, Restructuring expense, Non-cash stock-based compensation, Other expenses, Consulting fee and related expense. The Company defines and calculates Free Cash Flow as Net Cash provided by (or used in) operating activities less Cash Capital expenditures.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s preliminary proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made.

Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Information About the Proposed Business Merger and Where to Find It

In connection with the proposed transaction, MBAC has filed a preliminary proxy statement and plans to file a definitive proxy statement with the SEC. MBAC’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MBAC, SYNIVERSE AND THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the stockholders of MBAC as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

SYNIVERSE HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2021	2020	2021	2020
Revenues	$207,946	$160,041	$540,049	$485,437
Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	120,628	81,545	305,168	243,621
Sales and marketing	12,837	14,860	37,995	46,827
General and administrative	19,243	25,391	66,072	70,622
Depreciation and amortization	18,130	28,549	60,620	83,752
Restructuring expense	1,562	15,887	3,920	18,571

	172,400	166,232	473,775	463,393

Operating income (loss)	35,546	(6,191)	66,274	22,044
Other (expense) income, net:
Interest expense	(40,759)	(42,658)	(121,694)	(128,654)
Equity income (loss) in investees	867	(619)	(325)	(1,003)
Other, net	3,008	(5,472)	(661)	(3,854)

	(36,884)	(48,749)	(122,680)	(133,511)

Loss before provision for income taxes	(1,338)	(54,940)	(56,406)	(111,467)
Provision for income taxes	2,452	960	5,033	7,375

Net loss	(3,790)	(55,900)	(61,439)	(118,842)
Net income attributable to noncontrolling interest	1,692	204	2,242	149

Net loss attributable to Syniverse Holdings, Inc.	$(5,482)	$(56,104)	$(63,681)	$(118,991)

SYNIVERSE HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(IN THOUSANDS)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2021	2020	2021	2020
Net loss	$(3,790)	$(55,900)	$(61,439)	$(118,842)
Other comprehensive income (loss), net of tax (1):
Foreign currency translation adjustments	(14,046)	27,751	(4,098)	25,618
Changes related to cash flow derivative hedges	5,358	6,502	15,668	(1,902)
Changes in unrecognized pension cost	32	27	95	(4,874)

Total Other comprehensive (loss) income	(8,656)	34,280	11,665	18,842

Total Comprehensive loss	(12,446)	(21,620)	(49,774)	(100,000)
Less: comprehensive income attributable to noncontrolling interest	1,632	341	2,328	91

Comprehensive loss attributable to Syniverse Holdings, Inc.	$(14,078)	$(21,961)	$(52,102)	$(100,091)

(1)

There was no income tax provision or benefit on the components of other comprehensive income (loss) for the three and nine months ended August 31, 2021 and 2020 as a result of income tax valuation allowances.

SYNIVERSE HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Nine Months Ended August 31,
	2021	2020
Cash flows from operating activities
Net loss	$(61,439)	$(118,842)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	60,620	83,752
Amortization of original issue discount and deferred financing costs	6,686	6,283
Allowance for credit memos and uncollectible accounts	1,003	3,228
Deferred income tax expense	4,022	2,486
Stock-based compensation	6,979	12,536
Unrealized foreign currency transaction (gain) loss	(332)	3,938
Other, net	11,341	6,476
Changes in operating assets and liabilities:
Accounts receivable	(11,033)	20,419
Income tax receivable or payable	(1,395)	(749)
Prepaid and other current assets	(21,693)	(2,673)
Accounts payable	23,502	4,710
Accrued liabilities and deferred revenues	21,260	8,260
Other assets and other long-term liabilities	(1,988)	(2,189)
Net cash provided by operating activities	37,533	27,635

Cash flows from investing activities
Capital expenditures	(28,815)	(42,401)

Net cash used in investing activities	(28,815)	(42,401)

Cash flows from financing activities
Proceeds from Revolving Credit Facility	—	85,600
Principal payments on Revolving Credit Facility	—	(25,000)
Principal payments on long-term debt	(12,765)	(12,765)
Payments on capital lease obligations and software financing arrangements	(5,228)	(7,036)
Purchases of treasury shares for Syniverse Corporation	(1,015)	(2,627)
Other	—	(2,483)

Net cash (used in) provided by financing activities	(19,008)	35,689

Effect of exchange rate changes on cash	142	(725)
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,148)	20,198
Cash, cash equivalents and restricted cash at beginning of period	89,500	48,647
Cash, cash equivalents and restricted cash at end of period	$79,352	$68,845

Supplemental Disclosure of Cash Flow Information
Non-Cash Financing and Investing Transactions:
Assets acquired under capital leases and software financing arrangements	$576	$18,993
Cash paid in the period for:
Interest	$112,096	$109,518
Income taxes	$2,428	$5,649

SYNIVERSE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	August 31, 2021	November 30, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,800	$88,493
Accounts receivable, net of allowances of $4,989 and $10,584, respectively	134,004	124,219
Income taxes receivable	5,754	6,376
Prepaid and other current assets	34,460	21,039

Total current assets	252,018	240,127
Property and equipment, net	37,738	47,459
Capitalized software, net	73,299	83,512
Goodwill	2,306,272	2,310,145
Identifiable intangibles, net	112,230	125,004
Deferred tax assets	2,096	2,108
Investment in unconsolidated subsidiaries	35,013	35,338
Other assets	7,885	10,701

Total assets	$2,826,551	$2,854,394

LIABILITIES AND STOCKHOLDER EQUITY
Current liabilities:
Accounts payable	$67,972	$44,835
Accrued liabilities	141,423	119,545
Income taxes payable	1,409	3,435
Current portion of long-term debt, net of original issue discount and deferred financing costs	16,888	16,830
Deferred revenues	4,774	5,739

Total current liabilities	232,466	190,384
Long-term debt, net of original issue discount and deferred financing costs	1,919,325	1,925,463
Deferred tax liabilities	83,500	81,379
Other long-term liabilities	56,216	78,314

Total liabilities	2,291,507	2,275,540

Commitments and contingencies (Note 10)
Stockholder equity:
Common stock $0.01 par value; one thousand shares authorized, issued and outstanding as of August 31, 2021 and November 30, 2020	—	—
Additional paid-in capital	1,309,874	1,303,910
Accumulated deficit	(683,824)	(620,143)
Accumulated other comprehensive loss	(102,267)	(113,846)

Total Syniverse Holdings, Inc. stockholder equity	523,783	569,921
Noncontrolling interest	11,261	8,933

Total stockholder equity	535,044	578,854

Total liabilities and stockholder equity	$2,826,551	$2,854,394

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Reconciliation to Adjusted EBITDA
Net loss	$(3,790)	$(55,900)	$(61,439)	$(118,842)
Other expense, net	36,884	48,749	122,680	133,511
Provision for income taxes	2,452	960	5,033	7,375
Depreciation and amortization	18,130	28,549	60,620	83,752
Restructuring expense (a)	1,562	15,887	3,920	18,571
Non-cash stock-based compensation (b)	2,583	7,186	6,979	12,536
Other expenses (c)	1,965	4,322	16,090	13,981
Consulting fee and related expenses (d)	750	780	2,264	2,358

Adjusted EBITDA	$60,536	$50,533	$156,147	$153,242

(a)

Reflects restructuring expense which represents costs related to certain exit activities such as severance costs, facility exit costs and contract termination costs associated with a restructuring plan.

(b)	Reflects non-cash expenses related to equity compensation awards.
(c)	Reflects items associated with certain advisory and professional services related to strategic initiatives and otherwise, employee costs and data center migration costs.
(d)	Reflects management fees paid to Carlyle and related expenses pursuant to a consulting agreement with Carlyle.

	Nine Months Ended August 31,
(in thousands)	2021	2020
Reconciliation to Free Cash Flow
Net cash provided by operating activities	$37,533	$27,635
Capital expenditures	(28,815)	(42,401)

Free Cash Flow	$8,718	$(14,766)

For the three and nine months ended August 31, 2021 and 2020, Syniverse has reported revenues and direct margin information on a segment basis.

The following table presents revenues by segment:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Carrier	$105,306	$110,199	$318,059	$335,577
Enterprise	102,640	49,842	221,990	149,860

Revenues	$207,946	$160,041	$540,049	$485,437

The following table presents direct margin by segment:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Carrier direct margin	$80,350	$91,510	$244,650	$284,640
Enterprise direct margin	34,468	16,765	73,083	48,600

Total direct margin	$114,818	$108,275	$317,733	$333,240

The following table provides a reconciliation of total direct margin to loss before provision for income taxes:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Revenues	$207,946	$160,041	$540,049	$485,437
Variable costs of operations	93,128	51,766	222,316	152,197

Direct margin	114,818	108,275	317,733	333,240
Fixed costs of operations	27,500	29,779	82,852	91,424
Sales and marketing	12,837	14,860	37,995	46,827
General and administrative	19,243	25,391	66,072	70,622
Depreciation and amortization	18,130	28,549	60,620	83,752
Restructuring expense	1,562	15,887	3,920	18,571

Operating income	35,546	(6,191)	66,274	22,044
Other expense, net	(36,884)	(48,749)	(122,680)	(133,511)

Loss before provision for income taxes	$(1,338)	$(54,940)	$(56,406)	$(111,467)

Contacts

Media and Press:	Investor Relations:

Kevin Petschow	Stanley Martinez, CFA, IRC

Syniverse	Syniverse
kevin.petschow@syniverse.com	ir@syniverse.com
+1.813.637.5084	+1.813.614.1070

Brooke Gordon / Kelsey Markovich	Jason Terry

Sard Verbinnen & Co.	Syniverse
syniverse-svc@sardverb.com	ir@syniverse.com
+1.212.687.8080	+1.310.951.3187